UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Kura Oncology, Inc. (the "Company") announced that Marc Grasso, M.D., will be joining the Company as Chief Financial Officer and Chief Business Officer on August 21, 2018. Dr. Grasso will assume the duties of principal financial officer and principal accounting officer at that time.

Dr. Grasso joins the Company from Stifel, where he was Managing Director responsible for building and managing Stifel’s west coast biotechnology investment banking business. Before joining Stifel in March 2013, Dr. Grasso served as Managing Director of Investment Banking in the Global Healthcare Group at UBS from June 2010 to February 2013, focused on the biotechnology sector.  From May 2008 to June 2010, Dr. Grasso served as Managing Director of Investment Banking at Leerink Swann and from August 2004 to May 2008 he served in the Global Healthcare Group at Morgan Stanley, most recently as Executive Director of Investment Banking.  Prior to Morgan Stanley, Dr. Grasso was Vice President of Investment Banking in the Global Healthcare Group of Credit Suisse First Boston and he began his career in investment banking at Deutsche Banc Alex. Brown. Dr. Grasso received his M.D. from The Johns Hopkins University School of Medicine, where he also performed research in molecular oncology. He obtained an A.B. in molecular biology with honors from Princeton University.

In connection with his appointment as Chief Financial Officer and Chief Business Officer, the Company entered into an Executive Employment Agreement with Dr. Grasso to be effective August 21, 2018 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Dr. Grasso will receive an annual base salary of $372,000, an annual target bonus equal to 40% of his base salary and a one-time sign-on bonus of $100,000.

Additionally, the Employment Agreement provides that if Dr. Grasso’s employment is terminated by the Company without "Cause," (as defined), or by Dr. Grasso for "Good Reason" (as defined), then he shall be entitled to receive a lump-sum payment equal to his annual base salary then in effect, less required deductions and withholdings, and payment of COBRA group health insurance premiums for up to 12 months. In the event Dr. Grasso’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within 59 days before, or within twelve months following, a Change in Control (as defined) of the Company, then, in addition to the above benefits, Dr. Grasso shall be entitled to receive: (i) a lump-sum payment equal to his full target bonus for services to be performed during the year in which the corporate transaction occurs, less required deductions and withholdings; and (ii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Dr. Grasso at such time.

Dr. Grasso has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On July 31, 2018, the Company issued a press release announcing Dr. Grasso’s appointment as Chief Financial Officer and Chief Business Officer.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: July 31, 2018	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel